UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026 (March 19, 2026)

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8401 Greensboro Drive, Suite 300, McLean, Virginia	22102-5126
(Address of Principal Executive Offices)	(Zip Code)

(703) 873-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 19, 2026 (the “Closing Date”), TEGNA Inc. (“TEGNA” or the “Company”), Nexstar Media Group, Inc., a Delaware corporation (“Nexstar”) and Teton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nexstar (“Merger Sub”), completed the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of August 18, 2025 (the “Merger Agreement”), by and among the Company, Nexstar and Teton Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged with and into TEGNA, with TEGNA continuing as the surviving corporation and a wholly owned subsidiary of Nexstar Media Inc. (the “TEGNA Acquisition”).

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2026 and in connection with Merger Agreement, Nexstar Media Inc. (the “Offeror”), a wholly owned subsidiary of Nexstar, commenced an offer to purchase for cash (the “Tender Offer”) from each registered holder any and all outstanding 5.000% Senior Notes due 2029 (the “Notes”) issued by TEGNA. In conjunction with the Tender Offer, the Offeror solicited consents (the “Consent Solicitation”) to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture (the “Indenture”) establishing TEGNA’s Notes to eliminate certain of the restrictive covenants and other provisions from the Indenture as set forth in the Offer to Purchase and Consent Solicitation Statement, dated as of March 5, 2026 (the “Offer to Purchase and Consent Solicitation Statement”).

On March 18, 2026, the Offeror received consent of the holders of the majority of the outstanding principal amount of the Notes to the Proposed Amendments in the Consent Solicitation, and the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as the trustee for the Notes, entered into a Sixteenth Supplemental Indenture with respect to the Notes, dated as of March 19, 2026 (the “Sixteenth Supplemental Indenture”), amending and supplementing the applicable Indenture governing the Notes. The Sixteenth Supplemental Indenture, among other things, includes the Proposed Amendments. Although the Sixteenth Supplemental Indenture was effective upon execution, the amendments to the Notes and the Indenture governing the Notes, as set forth in the Sixteenth Supplemental Indenture, will become operative upon the settlement of the Tender Offer and the satisfaction or waiver of the conditions thereto as set forth in the Offer to Purchase and Consent Solicitation Statement. Accordingly, if the settlement of the Tender Offer does not occur, the terms of the Sixteenth Supplemental Indenture will be null and void, and the terms of the applicable Indenture governing the Notes will continue in full force and effect without any modification by the applicable Sixteenth Supplemental Indenture. The terms and conditions of the Tender Offer and Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement.

The above description of the Sixteenth Supplemental Indenture is qualified in its entirety by reference to the Sixteenth Supplemental Indenture, which is attached hereto as Exhibit 4.1, and incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, which is incorporated into this Item 2.01 by reference, on March 19, 2026, Nexstar completed its previously announced acquisition of TEGNA pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of TEGNA (the “TEGNA Common Stock”) issued and outstanding as of immediately prior to the effective time of the TEGNA Acquisition (other than (i) any shares of TEGNA Common Stock owned by Nexstar or owned or held in treasury by TEGNA; (ii) shares of TEGNA Common Stock owned or held by any wholly owned subsidiary of TEGNA; and (iii) shares of TEGNA Common Stock held by holders of such shares who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the Delaware General Corporation Law, as amended, with respect to such shares) were at the Effective Time automatically converted into the right to receive $22.00 per share of TEGNA Common Stock in cash, without interest (the “Merger Consideration”).

At the Effective Time, each (i) time-based restricted stock unit award in respect of shares of TEGNA Common Stock (a “TEGNA RSU Award”) and (ii) performance-based restricted stock unit or performance share award in respect of shares of TEGNA Common Stock (a “TEGNA PSU Award”), in each case, whether vested or unvested, granted before August 18, 2025 and outstanding immediately prior to the Effective Time were fully vested and were converted into the right to receive the Merger Consideration in respect of each underlying share of TEGNA Common Stock, less amounts that are required to be withheld or deducted under applicable law. The number of shares of Common Stock subject to a TEGNA PSU Award were determined in accordance with the provisions of the applicable award agreement that apply upon a “Change in Control” within the meaning of the applicable award agreement.

At the Effective Time, each TEGNA RSU Award and TEGNA PSU Award granted on or after August 18, 2025 was converted into a time-based restricted stock unit award in respect of common shares of Nexstar with such number of shares based on a ratio of the value of the Merger Consideration and the volume-weighted average price of a common share of Nexstar for the five consecutive trading days ending on (and including) the last trading day prior to the Closing Date and otherwise subject to the same terms and conditions as applied immediately prior to the Effective Time, with performance goals deemed achieved at the target level in the case of a TEGNA PSU Award.

The foregoing description of the TEGNA Acquisition and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2025, which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On March 19, 2026, the Company notified the New York Stock Exchange (the “NYSE”) that the TEGNA Acquisition had been completed and requested that the NYSE suspend trading of TEGNA Common Stock on the NYSE prior to the opening of trading on March 20, 2026. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of TEGNA Common Stock from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the shares of TEGNA Common Stock will no longer be listed on the NYSE.

In addition, following the effectiveness of the Form 25, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all shares of Company Common Stock under Section 12(g) of the Exchange Act, and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of TENGA Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

As a result of the TEGNA Acquisition, each share of TEGNA Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically canceled and exchanged, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of TEGNA Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the TEGNA Acquisition, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Nexstar.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, each of the ten directors of TEGNA prior to consummation of the Merger (Howard D. Elias, Mike Steib, Gina L. Bianchini, Catherine Dunleavy, Stuart J. Epstein, Scott K. McCune, Henry W. McGee, Neal B. Shapiro, Denmark West, and Melinda C. Witmer) ceased to be directors of TEGNA. In accordance with the terms of the Merger Agreement, the directors of Merger Sub in office immediately prior to consummation of the Merger (Perry Sook, Lee Ann Gliha and Rachel Morgan) are the directors of TEGNA and will be the directors of TEGNA until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation, incapacity or removal.

Additionally, at the Effective Time, each of Michael Steib, Julie Heskett, Tom Cox and Alex Tolston resigned from and ceased to hold his respective position as an officer of TEGNA. The officers of TEGNA following the Effective Time will be Perry Sook, Lee Ann Gliha and Rachel Morgan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Fifth Restated Certificate of Incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety as the Sixth Amended and Restated Certificate of Incorporation of the Company (the “Charter”). A copy of the Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference. Additionally, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Bylaws, as in effect immediately prior to the Effective Time, were amended and restated in its entirety as the Amended and Restated Bylaws of the Company (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 18, 2025, by and among Nexstar Media Group, Inc., Teton Merger Sub, Inc. and TEGNA Inc.* (incorporated by reference to Exhibit 2.1 to TEGNA Inc.’s Form 8-K filed with the SEC on August 19, 2025)
3.1	Sixth Amended and Restated Certificate of Incorporation of TEGNA Inc., dated as of March 19, 2026.
3.2	Amended and Restated Bylaws of TEGNA Inc., dated as of March 19, 2026
4.1	Sixteenth Supplemental Indenture, dated as of March 19, 2026, by and between TEGNA Inc. and U.S. Bank Trust Company, National Association, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026

TEGNA Inc.

By:	/s/ Lee Ann Gliha
	Name:	Lee Ann Gliha
	Title:	Treasurer